COLLABORATION AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                               GLAXO GROUP LIMITED

                                       AND

                          NEUROCRINE BIOSCIENCES, INC.


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                       COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (this "Agreement"), dated as of July 20, 2001, is made by and between Neurocrine Biosciences, Inc., 10555 Science Center Drive, San Diego, California, U.S.A. 92121 ("Neurocrine") and Glaxo Group Limited, Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, England, UK UB6 0NN ("GSK").

         WHEREAS,   GSK  is   engaged   in   the   research,   development   and
commercialization of human pharmaceutical products;

         WHEREAS, Neurocrine is the owner or licensee of certain patent rights and know how relating to corticotropin releasing factor, its receptors and small molecule antagonists thereto, which may be useful in the discovery and development of human pharmaceutical products;

         WHEREAS,  GSK and Neurocrine have agreed to  collaborate,  on the terms
and   conditions   set  forth   herein,   in  the  research,   development   and
commercialization of CRF Antagonist Compounds (as defined below);

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties  and  covenants   contained   herein  and  other  good  and  valuable
consideration, the Parties agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

When used in this Agreement, each of the following terms shall have the meanings set forth in this Article One. Any terms defined elsewhere in this Agreement should be given equal weight and importance as though set forth in this Article One.

1.1 "AFFILIATE" shall mean a Person that, directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with the Person specified. For the purposes of this definition, control shall mean the direct or indirect ownership of, (a) in the case of corporate entities, securities authorized to cast more than fifty percent (50%) of the votes in any election for directors or
         (b) in the case of non-corporate entities, more than fifty percent (50%) ownership interest with the power to direct the management and policies of such non-corporate entity. Notwithstanding the foregoing, the term "Affiliate" shall not include subsidiaries in which a Party or its Affiliates owns a majority of the ordinary voting power to elect a majority of the board of directors, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

1.2 "COLLABORATION PRODUCTS" shall mean all CRF 1 Antagonist Compounds and CRF 2 Antagonist Compounds [***] or which are [***] with the [***].

1.3 "COLLABORATION PATENT RIGHTS" shall mean the [***], the [***] and the [***].

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1.4      "COLLABORATION   TECHNOLOGY"   shall  mean  each  and  all   Technology
         encompassed by the [***] and specifically shall include the [***].

1.5 "COMBINATION PRODUCT" shall mean a product that contains, as active ingredients one or more Collaboration Products and one or more other Compounds that are not Collaboration Products.

1.6 "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts and resources [***] in the [***] for a product [***] in its [***] or [***] and is of [***] taking into account [***] the [***] of [***] products in [***] the [***] and other [***] of the product, the [***] given the [***] involved, the [***] of the product including the [***] of [***], [***] products and [***]. Commercially Reasonable Efforts shall be determined [***] basis for [***], and it is [***] of effort will [***], reflecting [***] of the Collaboration Product and the [***] involved.

1.7 "COMPOUND" shall mean a [***] compound or substance together with all complexes, mixtures and other combinations, prodrugs, metabolites, enantiomers, solid morphic forms, salt forms, racemates, and isomers thereof.

1.8 "CONFIDENTIAL INFORMATION" shall mean with respect to each Party, non-public proprietary data or information which belong in whole or in part to such Party and/or information designated as Confidential Information of such Party hereunder.

1.9 "CONTROLS" OR "CONTROLLED" shall mean with respect to Technology, the possession of the ability to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

1.10 "CO-COMMERCIALIZE" shall mean Neurocrine's option to co-commercialize Collaboration Products in the U.S. as set forth in Section 6.3.

1.11 "CORTICOTROPIN RELEASING FACTOR" shall mean [***] referred to as [***] as described in [***].

1.12 "CRF ANTAGONIST COMPOUND" shall mean a CRF 1 Antagonist Compound and/or CRF 2 Antagonist Compound, as the case may be.

1.13 "CRF 1 ANTAGONIST COMPOUNDS" shall mean compounds encompassed by the Patent Rights relating to the Collaboration Technology that are [***] and [***]. For the avoidance of doubt, CRF 1 Antagonist Compounds shall include any [***].

1.14 "CRF 2 ANTAGONIST COMPOUNDS" shall mean compounds encompassed by the Patent Rights relating to the Collaboration Technology that are [***] and [***]. For the avoidance of doubt, CRF 2 Antagonist Compounds shall include any [***].

1.15     "CRF 1 RECEPTOR" shall mean the transmembrane receptor claimed in [***]
         and  all   divisionals,   continuations   and   corresponding   foreign
         equivalents.

1.16     "CRF 2 RECEPTOR" shall mean the transmembrane receptor claimed in [***]
         and  all   divisionals,   continuations   and   corresponding   foreign
         equivalents, including [***].

1.17 "CRF RELATED PURPOSES" shall mean purposes relating to the development of Compounds (i) that are [***] and (ii) for [***] in which [***].

1.18 "DEFAULT" shall mean with respect to a Party that (i) any representation or warranty of such Party set forth herein shall have been untrue in any material respect when made or (ii) such Party shall have failed to perform any material obligation set forth in this Agreement.

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1.19     "DEVELOP" shall mean those  activities  related to the pre-clinical and
         clinical   development  of  Collaboration   Products   including  those
         activities related to the obtainment of Governmental Approvals for the clinical testing and commercial sale of Collaboration Products.

1.20 "DEVELOPMENT PATENT RIGHTS" shall mean Patent Rights arising from the Development Program after expiration of the term of exclusivity hereunder afforded by the Research Programs

1.21 "DEVELOPMENT PROGRAM" shall mean the development program(s) referred to in Section 5.3 (and subject to its terms) to Develop CRF 1 Antagonist Compounds and CRF 2 Antagonist Compounds.

1.22     "EFFECTIVE DATE" shall mean the date first written above.

1.23 "FDA" shall mean the Federal Food and Drug Administration of the United States Department of Health and Human Services or any successor agency thereof.

1.24     "FIELD OF USE" shall mean all [***].

1.25 "FIRST COMMERCIAL SALE" shall mean with respect to any Collaboration Product approved for commercial sale, the first transfer by GSK, its Affiliates and/or its sublicensees of the Collaboration Product to a non-Affiliate Third Party in exchange for cash or some equivalent to which value can be assigned.

1.26 "FORCE MAJEURE" shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident; or war, revolution, civil commotion, acts of public enemies, blockage or embargo; or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government; or breakdown of plant, inability to procure or use materials, labor, equipment, transportation, or energy sufficient to meet manufacturing needs without the necessity of allocation; or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, if and only if the Party affected shall have used reasonable efforts to avoid such occurrence and to remedy it promptly if it shall have occurred.

1.27 "FTE" shall mean a full time equivalent Neurocrine employee year consisting of a minimum of a total of approximately [***] hours per year of work on or directly related to the Research Programs. Work on or directly related to the Research Programs can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff, carrying out management duties related to the Research Programs, and writing up results for publications or presentation and attending or presenting appropriate seminars and symposia.

1.28 "GENERIC COMPETITION" shall exist during a given calendar quarter with respect to a Collaboration Product in a country if, during such calendar quarter, one or more [***] shall be [***] in such country.

1.29 "GENERIC PRODUCTS" shall mean and include [***] (other than [***] pursuant to this Agreement) that contain [***] the same [***] as a [***] and which (a) [***] as a [***] and (b) can [***]or are [***] for the [***].

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1.30     "GSK  CONFIDENTIAL  INFORMATION"  shall mean  Confidential  Information owned by GSK and/or  its  Affiliates  or  otherwise  designated  as GSK
         Confidential   Information   hereunder  but  shall  not  include  Joint
         Confidential Information.

1.31 "GSK MATERIALS" shall mean GSK proprietary research materials including, but not limited to, assays, physical databases of chemical structures of Compounds, reagents and materials derived therefrom. GSK Materials will not include Program Materials or Collaboration Products. GSK will own GSK Materials supplied by GSK to Neurocrine hereunder.

1.32 "GSK TECHNOLOGY" shall mean, all Technology and, subject to Section 1.48, (other than Program Technology) owned or Controlled by GSK and/or its Affiliates on the Effective Date [***] (i) [***] and [***] and/or [***] and/or (ii) [***] to the [***] of the [***] and/or [***]
         including [***]. GSK Technology shall specifically include but not be limited to the GSK Patent Rights set forth on Exhibit A.

1.33     "INDICATION" shall have the meaning ascribed to it in Article 7.

1.34 "INVERSE AGONIST" shall mean a drug which produces an effect opposite to that of an agonist yet acts at the same receptor. A compound, which binds to the CRF 1 Receptor or CRF 2 Receptor, as the case may be, and in the absence of CRF or other agonist ligands, will reduce constitutive activity. Such compound will also reduce activity at the related CRF receptor in the presence of CRF or other agonist ligands. Such a compound will have [***].

1.35 "JOINT CONFIDENTIAL INFORMATION" shall mean Confidential Information owned jointly by GSK and Neurocrine or otherwise designated as Joint Confidential Information hereunder.

1.36     "LEAD COMPOUND" shall mean [***] or such other compound [***].

1.37 "MILESTONES" shall mean the payments to be made by GSK to Neurocrine upon occurrence of certain events as set forth in Article Eight.

1.38 "MOOD DISORDER(S)" shall mean any one or more mood disorders as such are more particularly specified in Sections A and B of Exhibit E to this Agreement.

1.39 "NDA" shall mean a New Drug Application covering a Collaboration Product filed with the FDA pursuant to 21 CFR 314 or an equivalent foreign filing required for marketing approval of a pharmaceutical product.

1.40 "NET SALES" shall mean the [***] from sales of Collaboration Products in the Territory by GSK, its Affiliates or sublicensees ("the Selling Party") to Third Parties less [***] to Collaboration Product by the Selling Party using generally accepted accounting standards for:

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         (i)      [***]  charges,   including  [***],  for  [***]  Collaboration
                  Product;

         (ii) [***] and [***] paid or allowed by the Selling Party and any other [***] imposed upon the [***] Collaboration Product;

         (iii)    [***] (including [***]) [***] on Collaboration Product;

         (iv)     [***] to customers on account of [***] Collaboration Product;

         (v)      [***] to customers on account of [***] Collaboration  Product;
                  and

         (vi) Collaboration Product [***] and Collaboration Product [***] including those [***].

         Sales between GSK, its Affiliates and its or their sublicensees shall be excluded from the computation of Net Sales and no payments will be payable on such sales except where such Affiliates or sub-distributors are end users but Net Sales shall include the subsequent final sales to Third Parties by such Affiliates or sublicensees. In the event that a Collaboration Product is sold in the form of a Combination Product, the Net Sales for such Combination Product will be calculated as follows:

                  (aa) If GSK, its Affiliates and/or sublicensees separately sells in such country, (x) each of the Collaboration Products contained in the Combination Product and (y) other products containing as their sole active ingredient(s) the other active component or components in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by [***] is GSK's (or its Affiliates or sublicensees, as applicable) [***] during the period to which the Net Sales calculation applies for each Collaboration Product in the Combination Product in such country and [***] is GSK's (or its Affiliates or sublicensees, as applicable) [***], which product(s) contain, [***] in the Combination Product.

                  (bb) If GSK, its Affiliates and/or sublicensees separately sells, in such country, each Collaboration Products contained in the Combination Product but do not separately sell, in such country, other products containing as their sole active ingredient(s) the other active component or components in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction A/C where: A is [***], and C is [***] applies for the Combination Product in such country.

                  (cc)  If  GSK,  its  Affiliates  and/or  sublicensees  do  not separately sell each Collaboration Products contained in the Combination Product, the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction D/D+E where D is the [***] and E is the [***] Combination Product.

1.41 "NEUROCRINE CONFIDENTIAL INFORMATION" shall mean Confidential Information owned by Neurocrine or otherwise designated as Neurocrine Confidential Information hereunder but shall not include Joint Confidential Information.

1.42 "NEUROCRINE MATERIALS" shall mean Neurocrine proprietary research materials including, but not limited to, assays, physical databases of chemical structures of Compounds, reagents and materials derived therefrom. Neurocrine Materials will not include Program Materials or Collaboration Products. Neurocrine will own Neurocrine Materials supplied by Neurocrine to GSK hereunder.

1.43     "NEUROCRINE  RECEPTORS"  shall  mean  the  CRF  1  Receptor  and  CRF 2
         Receptor.

1.44 "NEUROCRINE RECEPTOR TECHNOLOGY" shall mean, all Technology (and, subject to Section 1.46, other than Program Technology) owned or Controlled by Neurocrine on the Effective Date or during the [***] that claims, describes or relates to the use [***] including Neurocrine's [***].

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1.45     "NEUROCRINE  TECHNOLOGY"  shall mean all Technology (other than Program
         Technology or Neurocrine Receptor Technology) owned or Controlled by Neurocrine on the Effective Date [***] and/or [***]. Neurocrine Technology shall specifically include but not be limited to the Neurocrine Patent Rights set forth on Exhibit B.

1.46     "NON-CRF  RELATED   PURPOSES"  shall  mean  purposes  relating  to  the
         development of Compounds (i) that are [***] and (ii) are developed for [***].

1.47 "PARTY" shall mean GSK or Neurocrine, as the case may be, and "PARTIES" shall mean GSK and Neurocrine.

1.48 "PATENT RIGHTS" shall mean the rights and interests in and to all issued patents and pending patent applications in any country, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation Supplementary Protection Certificates or the equivalent thereof.

1.49 "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a government agency or political subdivision thereto, and shall include any successor by merger or otherwise) of such Person.

1.50 "PROGRAM MATERIALS" shall mean and include clones, cell lines, assays, databases, electronic and physical databases of chemical structures, which, in each case, are developed, by Neurocrine and/or GSK during the course of conduct of the Research Programs. Program Materials will not include Collaboration Products.

1.51 "PROGRAM PATENT RIGHTS" shall mean the Patent Rights arising from this collaboration between the Parties during the period commencing on the Effective Date and ending upon expiration of the term of exclusivity afforded by the Research Programs (which such Program Patent Rights are jointly owned by the Parties) "Program Patent Rights" shall include Patent Rights [***] arising from [***] where it is determined that in respect of [***] included in such application there are [***] as a result of [***] during and arising from [***].

1.52 "PROGRAM TECHNOLOGY" shall mean Technology, which is discovered or invented by Neurocrine personnel and/or GSK personnel and/or personnel within their respective Affiliates arising from this collaboration between the Parties during the period commencing [***] and ending upon [***] (which such Program Technology is jointly owned by the Parties) and specifically shall include Program Patent Rights.

1.53 "R&D PROGRAMS" shall mean the CRF 1 R&D Program and the CRF 2 R&D Program described in Article Five.

1.54 "REGULATORY APPROVAL" shall mean the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of Investigational Drug Applications, New Drug Applications and equivalents, supplements and amendments, pre- and post- approvals, pricing and third party reimbursement approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the development, manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Collaboration Product(s) in a regulatory jurisdiction

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1.55     "REGULATORY FILINGS" shall mean, collectively, Investigational New Drug
         Applications, Product License Applications, Drug Master Files, NDAs and/or any other equivalent or comparable filings as may be required by Regulatory Authorities to obtain Regulatory Approvals.

1.56 RESEARCH PLANS" shall mean the CRF 1 research plan and the CRF 2 research plan as described in Section 5.2 (c).

1.57 "RESEARCH PROGRAMS" shall mean the CRF 1 collaborative research program conducted by Neurocrine and GSK in accordance with the provisions of Article Five hereof and the CRF 2 collaborative research program conducted by Neurocrine and GSK in accordance with the provisions of Article Five hereof.

1.58 "ROYALTIES" shall mean those royalties payable by GSK to Neurocrine pursuant to Article Seven of this Agreement.

1.59 "[***]" shall mean the License Agreement dated [***] by and between [***] and Neurocrine Biosciences, Inc.

1.60 "STEERING COMMITTEE" shall have the meaning set forth in Article Four hereof.

1.61 "TECHNOLOGY" shall mean proprietary data, information and all intellectual property, including but not limited to, trade secrets, know-how, inventions and technology, whether patentable or not, and Patent Rights directed to products, processes, formulations and/or methods but which term shall specifically exclude copyright and all registered and unregistered trademarks.

1.62     "TERRITORY" shall mean the world.

1.63 "THIRD PARTY(IES)" shall mean any Person other than Neurocrine, GSK and their respective Affiliates.

1.64 "THIRD PARTY ROYALTIES" shall mean royalties payable by Neurocrine, GSK, its Affiliates or sublicensees to a non-Affiliate Third Party (or multiple non-Affiliate Third Parties) to make, have made, use, sell, offer for sale or import Collaboration Products where the royalty payable to such non-Affiliate Third Party [***].

1.65 "VALID CLAIM" shall mean a claim of an issued and unexpired patent or a claim of a pending patent application which has not been held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been admitted to be invalid or unenforceable through re-examination or disclaimer or otherwise.

                                   ARTICLE TWO

                         REPRESENTATIONS AND WARRANTIES

2.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party hereby represents, warrants and covenants to the other Party that:

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         (a)      the execution,  delivery to the other Party and performance by it of this Agreement and its compliance with the terms and provisions of this Agreement does not and will not conflict, in any material respect, with or result in a breach of any of
                  the  terms  or  provisions   of  (i)  any  other   contractual
                  obligations of such Party, (ii) the provisions of its charter, operating documents or bylaws, or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which it or any of its property is
                  bound  except   where  such  breach  or  conflict   would  not
                  materially impact the Party's ability to meet its obligations hereunder,

         (b) this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, including Section 10.4, except as (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights and (ii) equitable principles of general applicability;

         (c) such Party is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof except where failure to be in good standing would not materially impact the Party's ability to meet its obligations hereunder;

         (d) such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval, and the Person executing this Agreement on behalf of such Party is duly authorized to so by all requisite corporate action; and

         (e) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement, except for any filings under any applicable securities and anti-trust laws (including but not limited to any Hart-Scott-Rodino Act filing) and except where the failure to obtain any of the foregoing would not have a material adverse impact on the ability of such Party to meets its obligations hereunder.

2.2 USE OF TECHNOLOGY. Neurocrine warrants that it will not use the GSK Technology unless specifically licensed hereunder. GSK warrants that it will not use the Neurocrine Technology unless specifically licensed hereunder.

2.3 [***]. Patent Rights licensed to [***] pursuant to the [***] (the "Sublicensed Rights") are included in the [***] licensed to [***]. [***] has reviewed and understands the terms of the [***] and, so far as it is aware, understands the terms of this Agreement to be consistent with it. [***] agrees that it will not [***] insofar as any such [***] will have any [***] on any of the [***] under this Agreement or any agreement entered into between [***], without [***] (i) may be provided or withheld by [***] in the case of any [***] that would [***] any such [***] or [***] of [***], including, without limitation, any [***] to be [***], any [***] in [***], or any [***] of the Sublicensed Rights, or (ii) will not be unreasonably withheld by [***] in the case of any [***] that would [***] impact any such [***] further agrees that it will promptly provide [***] with copies of any notices it receives from or gives to [***] pertaining to any [***] of the [***].

2.4 SPECIFIC NEUROCRINE WARRANTIES Neurocrine warrants and represents to GSK that as of the mutual date of execution of this Agreement by the
         Parties:

         (a) it has the full right, power and authority to grant the licenses granted to GSK under Article Three hereof;

         (b) all Patent Rights included within the Neurocrine Technology are existing and, to its knowledge, are not invalid or unenforceable, in whole or in part;

         (c) (i) it is the sole and exclusive owner or the exclusive licensee of the Neurocrine Technology, including, without limitation, all Patent Rights included therein, and (ii), to its knowledge, no Person has any right, title or interest in or to the Neurocrine Technology;

         (d) all inventors (who are known as of the date this Agreement is signed by each of the Parties) of any inventions included within the Neurocrine Technology have assigned their entire right, title and interest in and to such inventions and the corresponding Patent Rights to Neurocrine;

         (e) there are no claims, judgments or settlements against or owed by Neurocrine or, to its knowledge, pending or threatened claims or litigation relating to the Neurocrine Technology;

         (f) except as disclosed to GSK prior to the mutual date of execution of this Agreement by the Parties, it is not aware of any [***] which could materially adversely affect the ability of [***] hereunder or the ability of [***] of the rights or licenses granted to it under this Agreement;

         (g) it has no knowledge of any material information, other than information provided to GSK prior to the signing of this Agreement, which would [***]; and

         (h) it has no present knowledge of the existence of any [***] which it has not provided to GSK prior to mutual execution by the Parties of this Agreement and which in [***] that there may exist [***]

2.5 [***] COLLABORATIVE EFFORT. Subject to [***] sublicensing rights hereunder, and except where the Steering Committee shall determine otherwise (in which event for the avoidance of doubt such work shall be considered part of this collaboration), [***] will each work [***]; and
         (ii) otherwise in contravention of the exclusive license rights granted to [***] under [***] of this Agreement. For the avoidance of doubt, upon expiration of the term of the Research Program:

         (a)      this Agreement shall remain in force and effect;

         (b)      the  intent  and effect of the  license  grant to [***]  under
                  Section 3.1 is that, for the duration of this Agreement, [***] shall have [***] or through any Affiliate and/or Third Party, and/or otherwise [***] including [***] and/or the [***] including [***].

2.6 COMMERCIALLY REASONABLE EFFORTS. Neurocrine and GSK shall each use Commercially Reasonable Efforts to perform their respective obligations under the R&D Programs and meet the goals of the R&D Programs and Collaboration.

2.7 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN EACH PARTY MAKES NO OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY MATERIALS, INCLUDING WITHOUT LIMITATION NEUROCRINE TECHNOLOGY AND NEUROCRINE RECEPTORS. ADDITIONALLY, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.4, NEUROCRINE MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT THE MANUFACTURE, USE OR SALE OF ANY COLLABORATION PRODUCT WILL NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

                                  ARTICLE THREE

                                    LICENSES

3.1      LICENSE GRANT TO [***].  [***] hereby grants to [***]:

         (a) the [***] right and license, [***] sublicense [***], under the [***] Technology, including [***] Patent Rights, and [***] interest in any Program [***], including [***] Patent Rights, to identify, make, have made, use, sell, offer for sale, have sold and import Collaboration Products in the Field of use in the Territory;

         (b) during the term of [***] and a period of [***], the [***] in the Territory, with [***] sublicense [***], under the [***] Technology, to use the [***] for [***].

3.2 [***] RIGHTS. The exclusive licenses granted to [***] in Section 3.1 above, and the provisions of Section 3.7, shall be subject to the [***] of a [***], with [***], in each case, to the extent necessary for [***] to solely perform its obligations [***]. Subject to the licenses granted to [***] in Section 3.1 above, nothing herein shall be deemed to restrict [***] right to otherwise exploit (i) the [***] for all purposes, subject always to Section 2.5 [***]; and (ii) the [***] for [***].

3.3 LICENSE GRANT TO [***]. [***] hereby grants to [***] under the [***] Technology, including [***] Patent Rights, and [***] Technology, including [***], to [***] and any other [***] conducted under the scope and authority of this Agreement.

3.4 DISCLOSURE. During the term of this Agreement, the Parties will as promptly as practicably possible disclose to one another all data, information, inventions, techniques and discoveries (whether patentable or not) arising out of the conduct of the R&D Programs and all inventions, techniques and discoveries (whether patentable or not) included in the Technology licensed hereunder.

3.5 DATA. All data and information arising out of the R&D Programs will be jointly owned by the Parties and will be Joint Confidential Information and, subject to the licenses granted by one Party to the other, as set forth herein, may be used by the Parties for any purpose.

3.6      MATERIALS.

         (a) PROGRAM MATERIALS. During the term of this Agreement, upon request by either Party, the Party to whom the request is made will promptly provide to the other Party such quantities of Program Materials as shall be reasonably available in excess of its own needs for such other Party to carry out its respective responsibilities under this Agreement. Subject to the licenses set forth in Article Three, each Party may use the Program Materials created or developed by such Party for any purpose.

         (b) NEUROCRINE MATERIALS. During the term of this Agreement, Neurocrine will supply to GSK Neurocrine Materials reasonably both in quantity and identity) requested by GSK provided (i) such Neurocrine Materials are reasonably and readily available to Neurocrine in excess of Neurocrine's own requirements, and
                  (ii) supply of such Neurocrine Materials will not, in Neurocrine's sole judgment, (a) conflict with Neurocrine's internal or collaborative research programs, (b) conflict with Neurocrine's internal policies regarding such materials or (c) violate any agreement to which Neurocrine is a party. Any Neurocrine Materials provided to GSK hereunder together with materials derived therefrom thereof (i) may only be used by GSK and GSK's permitted sublicensees in the conduct of the R&D Programs and/or in the discovery and/or development of Collaboration Products, (ii) may not be supplied to Third Parties, other than Third Parties that, with the approval of the Steering Committee, are under contract with one of the Parties to perform services in support of the R&D Programs, without Neurocrine's prior written consent which can be withheld for any reason in Neurocrine's sole discretion and
                  (iii) will, at Neurocrine's option and at Neurocrine's request be returned to Neurocrine or destroyed. The provision of Neurocrine Materials hereunder will not constitute any grant, option or license under any Neurocrine Patent Rights, except as expressly set forth herein.

         (c)      GSK  MATERIALS.  During the term of this  Agreement,  GSK will
                  supply  to  Neurocrine  GSK  Materials   reasonably  both  in
                  quantity and identity) requested by Neurocrine pursuant to the carrying out of its obligations under the Research Program provided (i) such GSK Materials are reasonably and readily available to GSK in excess of GSK's own requirements, and (ii) supply of such GSK Materials will not, in GSK's sole judgment,
                  (a) conflict with GSK's internal or collaborative research programs, (b) conflict with GSK's internal policies regarding such materials or (c) violate any agreement to which GSK is a party. Any GSK Materials provided to Neurocrine hereunder together with materials derived therefrom thereof (i) may only be used by Neurocrine in the conduct of the R&D Programs, (ii) may not be supplied to Third Parties, other than Third Parties that, with the approval of the Steering Committee, are under contract with one of the Parties to perform services in support of the R&D Programs, without GSK's prior written consent which can be withheld for any reason in GSK's sole discretion and (iii) will, at GSK's option and at GSK's request be returned to GSK or destroyed. The provision of GSK Materials hereunder will not constitute any grant, option or license under any GSK Patent Rights, except as expressly set forth herein.

3.7      OPTION FOR [***].

         (a) OPTION FOR [***]. The scope of the Collaboration between Neurocrine and GSK set forth in this Agreement [***] research and development of compounds that are [***]. The Parties acknowledge that the [***] Technology may have [***]. Whilst [***] the full and unrestricted right to use and exploit the [***] Technology for purposes [***]and specifically to [***] Purposes, the exercise of such rights is, and shall be, at all times subject to the terms of Section 3.7 (b) in that, subject to such terms, either Party shall have the option to obtain [***] license [***] under the [***] Technology to make, have made, use, sell, have sold and import [***] Purposes in a particular field.

         (b) EXERCISE OF THE OPTION. In order to exercise the option for [***] Technology as referred to in Section 3.7(a), the [***] must deliver to [***] in writing, (i) a description of [***] of the [***] Technology with respect to which [***], (ii) a representation by such Party that [***] has conducted [***] which indicates that the portion of the [***] Technology with respect to which [***] in the field [***] (which shall include [***] etc.) and bears a reasonable relation to the [***],
                  (iii) a description of the [***] for which [***] which shall be limited to a specific statement of the [***] including [***] (for example, [***] shall not be considered sufficiently specific while a statement of [***] shall be considered sufficiently specific), (iv) a description of the [***] and known and potential [***], and (v) a representation by such

                  Party that the Party [***] consistent with such Party's practices with regard [***]. Upon the [***] good faith determination that an appropriate demonstration to [***] of
                  (i)-(v) above has been made by the requesting Party, the other Party shall [***] right and license [***] under [***] Technology with respect to which [***] for such [***] Purpose [***] and the requesting Party shall [***] in respect of same for so long as [***] Technology for such [***] Purpose in such particular [***]. For the avoidance of doubt [***] of this Agreement for any reason.


3.8 INVENTION ASSIGNMENT AGREEMENTS. All Neurocrine and GSK personnel conducting the R&D Programs will have executed Neurocrine's or GSK's, as the case may be, standard non-disclosure and invention assignment agreement.


                                  ARTICLE FOUR

                               STEERING COMMITTEE

4.1 CREATION; AUTHORITY. Within sixty (60) days of the Effective Date, Neurocrine and GSK will form a Steering Committee to oversee the research, development and commercialization of Collaboration Products by reviewing all recommendations and issues arising from the R&D Program and Project Teams, who shall be responsible to the Steering Committee. The Steering Committee shall be comprised of an equal number (maximum four (4) per party) of representatives appointed by Neurocrine and GSK. GSK representatives on the Steering Committee will be at VP level and will include representatives who can address all the potential Indications for Collaboration Products arising from the Collaboration.

4.2 SECRETARY. A secretary to the Steering Committee shall be appointed on an annual basis and will rotate between GSK and Neurocrine, with GSK providing the first such secretary. The secretary shall be responsible for scheduling quarterly meetings, distributing meeting materials in advance of meetings and meeting minutes following meetings. The secretary shall also be empowered to call special meetings on request of any Steering Committee member. The Party convening a special meeting shall send notices and agenda for such meetings to the other Party and to each Steering Committee member.

4.3 MEETINGS. The Steering Committee shall meet no less frequently than quarterly. Steering Committee meetings may be by teleconference or by videoconference as well as in person, with at least one face-to-face meeting per annum. Either Party may call a special meeting of the Steering Committee two (2) times per year, on fifteen (15) days written notice to the other Party. Meetings will alternate between the offices of the Parties, unless otherwise agreed. Each Party shall have one vote only. Members of the Committee shall have the right to participate in meetings by telephone. Each Party shall be responsible for expenses incurred by its employees and its members of the Steering Committee incurred in attending or otherwise participating in Steering Committee meetings.

4.4 DECISIONS OF THE COMMITTEE. All decisions of the Steering Committee shall be made in good faith in the best interests of the Collaboration to further the goals of the Collaboration and shall be unanimous. In the event the Steering Committee shall be unable to reach a decision on any matter, the matter shall be submitted to the [***] Neurocrine [***] of GSK for [***] based on [***] and if they can not agree within [***] of the matter having been referred to them [***].

4.5      REPORTING AND DISCLOSURE.

         (a) REPORTS. Prior to each quarterly meeting of the Steering Committee, the Parties will distribute to each other written copies of all materials intended to be submitted at the Steering Committee meeting plus, to the extent not set forth in the Steering Committee materials, a written report from the CRF Research Project Team and, where applicable, the CRF Development Project Team(s) both more particularly referred to in Article 5) summarizing any other material data and information arising out of the conduct of the R&D Program. In the event that after receipt of any such report, either Party shall request additional data or information relating to the R&D Program data or Technology licensed hereunder, the Party to whom such request is made shall promptly provide to the other Party such data or information that such Party reasonably believes is necessary for the continued conduct of the R&D Program.

         (b) MEETINGS. At the meetings of the Steering Committee, GSK and Neurocrine will review in reasonable detail (i) all data and information generated in the conduct of the R&D Programs by each Party and (ii) all Program Technology licensed hereunder developed by the Parties.

4.6 GOALS OF THE COLLABORATION. The goals of the Collaboration, expressed herein as an intent (rather than creating any express or implied liability on the part of either Party) shall be:

         (a) to establish [***] for [***];

         (b)      to establish [***] for [***];

         (c)      to identify [***] to the [***];

         (d)      to identify [***] to the [***];

         (e)      to identify [***]; and

         (f) to [***] for all [***] in this context shall have the same meaning as in Section [***].


                                  ARTICLE FIVE

                                 CRF R&D PROGRAM

5.1 CRF R&D PROGRAM. Under the terms and conditions set forth herein, GSK and Neurocrine will collaborate in the conduct of a collaborative research and development program to [***] (the "CRF R&D Program"). The CRF R&D Program will be comprised of two (2) main components: the CRF Research Program and the CRF Development Program.

5.2      CRF RESEARCH PROGRAM.

         (a) TERM. The initial term of the CRF Research Program will be [***] from the Effective Date, extendable by a further [***], to [***] from the Effective Date, upon the mutual agreement of both Parties. To give effect to the foregoing, on or around [***] before expiration of the initial [***] term of the CRF Research Program, the Parties shall meet to consider and agree upon the appropriateness, or not, of extending such CRF Research Program for a further [***]. If the Parties do not agree mutually to extend the CRF Research Program for a further [***] in accordance with the foregoing provisions, GSK and Neurocrine shall nevertheless continue into [***] of the CRF Research Program to allow for an orderly winding down, and transition, of activities carried out during the initial [***].

         (b)      GOALS.

                  (i) [***] Antagonist Compounds. The goal of the CRF Research Program as such relates to [***]Antagonist Compounds, will be to [***] and [***] to the [***] as Development Compounds for [***] and [***] other [***] and to identify [***] for future research and development. It is expected that the [***] for [***] Receptor Antagonists will be [***] and [***] or another [***] for which the therapeutic benefit is not directly related to [***]. It is a further goal of the CRF Research Program to continue basic [***] biology research including development of [***], [***] and [***] to further study [***] of the [***] and to explore [***] as it relates to development [***]. (ii) [***]Antagonist Compounds. The goal of the CRF Research Program, as such relates to [***] Antagonist Compounds, will be to [***] for [***] to evaluate [***] and [***] and to identify [***] that can be optimized for [***].

                  For the purposes of this Agreement, the following terms shall have the meanings assigned below:

                  "Development Compound" shall mean a Collaboration Product with respect to which [***].


                  "Back-up Compound" shall mean a series of one (1) or more Compounds that are included within the [***] and that may exhibit an improved pharmacokinetic profile with an acceptable safety profile.

                  "Follow-On  Compound"  shall  mean a series of one (1) or more
         Compounds   that   belong  to  [***]  and  that   exhibit  an  improved
         pharmacokinetic profile and an acceptable safety profile.

                  "Second Generation Compound" shall mean Compounds that when compared to the [***] interact with a [***] and which have distinct pharmacophore properties and improved profile with an acceptable safety profile.

         (c) CRF RESEARCH PLAN. The initial [***] CRF research plan is attached hereto as Exhibit C and such plan also incorporates a detailed research plan for the first year of the CRF Research Program. The [***] plan will be updated on an annual basis by the CRF Research Project Team and will specifically include detailed plans for the following year including staffing levels and activities as well as a more general plan for the remaining term of the program. Each annual plan shall be prepared jointly by the Parties through the CRF Research Project Team and submitted to the Steering Committee for review and approval. The CRF Research Plan may only be modified or amended upon the written approval of the Steering Committee. If the Parties agree, pursuant to Section 5.2 (a), to extend the initial [***] term of the CRF Research Program by a further [***], to [***] from the Effective Date, the Parties shall as soon as practicably thereafter, through the CRF Research Project Team, commence the drafting of a suitable supplement to the then existing CRF Research Plan which such supplement the CRF Research Project Team shall then use all reasonable endeavors to have submitted to, and approved by, the Steering Committee, in writing, before the commencement of such further period of [***]. Such newly supplemented CRF Research Plan will then also be updated by the CRF Research Project Team on an annual basis for the remaining period of [***] and will specifically include detailed plans for the following year including staffing levels, activities and estimated expenditures as well as more general plan for the remaining term of the program. Such annual plan shall also be prepared jointly by the CRF Research Project Team and submitted to the Steering Committee for review and approval. If the Parties have not mutually agreed to extend the CRF Research Program for a further [***] and, pursuant to Section
                  5.2 (a), the Parties continue into a [***] of the CRF Research Program (to allow for the orderly winding down and transition of activities carried out during the [***]), the Parties shall, as soon as practicable after determining such course of action, and through the CRF Research Project Team, set out the terms of such [***] program of research before submitting such [***] plan to, and for approval by, the Steering Committee before the commencement of [***].

         (d)      FUNDING OF THE RESEARCH PROGRAM.

                  (i) Internal Costs. [***] shall fund [***] costs arising out of the conduct of the CRF Research Program, provided however that Neurocrine shall not be obligated to devote more than [***] full time equivalent Neurocrine personnel ("FTE") to the conduct of the CRF Research Program in [***] and [***] FTEs in [***] (provided that the Parties have mutually agreed to extend the CRF Research Program for a [***] as contemplated by Section 5.2 (a) and not for the avoidance of doubt where such [***] activity relates to the orderly winding down and transition of activities carried out during the [***] as also contemplated by Section 5.2 (a)). In the event the Steering Committee shall elect to request that Neurocrine devote more than the above number of FTEs to the conduct of the CRF Research Program in any year, GSK will provide such funding for each additional Neurocrine FTE at a rate of [***] per FTE per year.

                  (ii) External and Third Party Costs. GSK will be responsible for all GSK and Neurocrine Third Party and external costs and expenses approved by the Steering Committee. Third Party contractors will be used whenever GSK's and/or Neurocrine's internally dedicated FTEs are insufficient to meet the timelines established by the Steering Committee or when Third Party contractors will best meet the goals of the Collaboration. In some instances, the Steering Committee may elect to request that Neurocrine act as a Third Party contractor to the CRF Research Program and in such event, Neurocrine will be compensated accordingly by GSK as agreed between Neurocrine and the Steering Committee.

5.3      CRF DEVELOPMENT PROGRAM.

         (a) GOAL. The goal of the Development Program as it relates to [***] Antagonist Compounds will be to [***] for [***] and [***] plus other [***] for like or different [***]. It is the ultimate goal of the CRF Development Program as such relates to [***], although no obligation and/or liability is hereby created or implied, to [***] on a Collaboration Product for at least [***] by [***]. The goal of the Development Program as it relates to [***] Antagonist Compounds shall be [***] and reflected at the time the [***] to incorporate detailed reference to the development of [***] Antagonist Compounds pursuant to Section 5.3(b).

         (b) CRF DEVELOPMENT PLAN. The CRF Development Program will be conducted in accordance with the CRF Development Plan attached hereto as Exhibit D. The CRF Development Plan will be updated by each of the CRF Development Project Teams at least on an annual basis. Where a plan for a particular Collaboration Product does not already form part of the CRF Development Plan, the relevant CRF Development Project Team shall draft such plan for the particular Collaboration Product for which it has responsibility, with a view to same being incorporated into and forming part of the CRF Development Plan In both cases, such updates and/or amendments shall be submitted each time by the relevant CRF Development Project Team to the Steering Committee for review and approval. As of the
                  Effective Date, the CRF Development Plan attached hereto as Exhibit D [***].

         (c) CONDUCT AND FUNDING. GSK will be responsible for the conduct and funding of all aspects of the CRF Development Program which will include; scale-up, GLP toxicology, GSK's preferred animal models and any other analyses or models requested by GSK, GMP manufacturing, and clinical development including regulatory affairs matters relating to same. In addition, GSK will fund the completion of all Transition Activities for [***]. For the purposes of the foregoing, "Transition Activities" shall mean and include all [***] ongoing on [***] which will be completed [***] and specifically includes the activities and expenses set forth on Exhibit F.

5.4      CRF RESEARCH AND CRF DEVELOPMENT PROJECT TEAMS.

         (a) ESTABLISHMENT. Within sixty (60) days of the Effective Date, the Parties will establish a CRF Research Project Team and at least one CRF Development Project Team (collectively, the "Project Teams"). It is acknowledged that there is likely to be a different Development Project Team for each Collaboration Product (except in the case of certain Back-Up Compounds), and references to "CRF Development Project Team" and "Project Teams" shall be interpreted accordingly.

         (b)      COMPOSITION AND MEETINGS.

                  (i) The CRF Research Project Team shall be composed of equal representatives from both Parties. The Parties shall each designate a Project Team Leader so that there will always be one Co-Project Leader from each Party.

                  (ii) Each CRF Development Project Team shall be composed of representatives of both Parties but shall consist primarily of GSK representatives. The Project Leader for each CRF Development Project Team shall, at all times, be a GSK representative.

                  (iii) Each Project Team Leader or, in the case of the CRF Project Research Team, the Co-Project Leaders shall be responsible for the administration of meetings but shall have no additional powers or rights other than those held by virtue of being a representative, or representatives, on the relevant Project Team. Decisions of each Project Team shall be by unanimous vote with each Party having one vote each. Should the members of a Project Team become deadlocked on an issue, then after a good faith but unsuccessful effort to break such deadlock the issue shall be presented to the Steering Committee for resolution. The Project Teams shall meet at least on a monthly basis either in person or by videoconference or teleconference. Each Party shall be responsible for expenses incurred by its employees incurred in attending or otherwise participating in Project Team meetings.

         (c) CRF RESEARCH PROJECT TEAM RESPONSIBILITIES. In addition to its general responsibility to oversee the day to day management of the CRF Research Program, the CRF Research Project Team shall
                  (i) implement the CRF Research Plan; (ii) update the CRF Research Plan on an annual basis, including preparing, on a rolling basis, the detailed plan for the following year as well as the more general plan for the remaining term of the Program (ii) submit the work referred to in (i) to the Steering Committee for its approval and (iii) provide regular updates for, and report to, the Steering Committee on matters relating to its area of responsibility.

         (d) CRF DEVELOPMENT PROJECT TEAM(S) RESPONSIBILITIES. In addition to its general responsibility to oversee the day to day management of the CRF Development Program, each CRF
                  Development Project Team, insofar as such relates to the particular Collaboration Product for which it has responsibility, shall (i) where a plan does not already form part of the CRF Development Plan, draft such plan for the particular Collaboration Product for which it has responsibility, with a view to same being incorporated into and forming part of the CRF Development Plan; (ii) implement the CRF Development Plan; (iii) update the CRF Development Plan on an annual basis; (iv) submit the work referred to in
                  (i) (if applicable) and (ii) to the Steering Committee for its approval; and (v) provide regular updates for, and report to, the Steering Committee on matters relating to its area of responsibility.

5.5 PERFORMANCE OBJECTIVES. GSK and Neurocrine will use Commercially Reasonable Efforts to achieve the goals of the Collaboration, the Research Programs and the Development Programs. In addition, GSK will use Commercially Reasonable Efforts to [***] in order to [***]. Specifically, GSK will use Commercially Reasonable Efforts and diligence in researching and developing Collaboration Products, and in undertaking investigations and actions required to obtain appropriate governmental approvals to market Collaboration Product in the Territory. GSK shall also use Commercially Reasonable Efforts and diligence to market and sell Collaboration Products in the Territory.

                                   ARTICLE SIX

                       MANUFACTURING AND COMMERCIALIZATION

6.1      MANUFACTURING OF COLLABORATION PRODUCTS.

         (a) CLINICAL AND COMMERCIAL MANUFACTURING. GSK will be responsible for manufacturing of all clinical development and commercial supplies of Collaboration Products. To give effect to the foregoing, Neurocrine shall, as soon as practicably possible after the Effective Date, [***], as GSK shall reasonably require.

         (b)      RESEARCH.   Manufacturing  of  CRF  Antagonist  Compounds  for
                  research purposes shall be as set forth in the CRF Research Plan.

6.2 COMMERCIALIZATION OF COLLABORATION PRODUCTS. GSK in its sole discretion will make all decisions regarding the commercialization and sales and marketing of Collaboration Products in the Territory and will book all sales of Collaboration Products. GSK will use Commercially Reasonable Efforts to commercialize Collaboration Products in all countries of the Territory.

6.3      CO-COMMERCIALIZATION.   For  the  purposes  of  this   Agreement,   and
         specifically this Section 6.3, the terms "Co-Commercialization" and Co-Commercialize" shall mean any and all activity related to the [***] of Collaboration Product(s) sold under GSK's trademark(s) by members of Neurocrine's [***] field sales force where such field sales force members are [***] and otherwise subject to and in accordance with the provisions of this Section 6.3. Subject to the provisions of this
         Section 6.3, Neurocrine will have an option to Co-commercialize all Collaboration Products [***] (the "Co-Commercialization Option"). Neurocrine may only exercise the Co-Commercialization Option if [***] hereunder, and thereafter, [***] has or will have the [***] and the [***] and [***]. Subject to the foregoing, and notwithstanding that such Co-Commercialization Option [***], such Option can only be, and must be, exercised during the period beginning on the [***] and ending on the [***]. Neurocrine shall then be entitled to provide up to [***] field sales force representatives in the Co-Commercialization of all Collaboration Products. Before commencing Co-Commercialization, [***] shall be entitled to [***] field force representatives first [***]. Thereafter, such Neurocrine field force representatives shall at all times carry out their Co-Commercialization activities (i) under the [***] and (ii) [***]. [***] for Co-Commercialization activities on a [***] basis [***] and the [***] with the [***] of the particular [***] and provided always that the [***] hereunder shall [***] for such [***]. For the avoidance of doubt, [***].

         The Parties hereby acknowledge that the foregoing principles may need to be further set out in detail at the time the Co-Commercialization Option is exercised by Neurocrine (and so long as any such new detailed terms do not deviate in any way from such principles).

6.4 TRADEMARKS. All trademarks associated with Collaboration Products will be selected and owned by GSK and maintained at GSK's expense. Neurocrine shall be granted a license under the GSK trademarks to the extent necessary for Neurocrine to Co-Commercialize Collaboration Products consistent with Section 5.3 above. The terms of such license shall be agreed by the Parties in good faith and a license executed by same as soon as possible after the exercise of the Co-Commercialization Option by Neurocrine pursuant to Section 5.3 and no later than the nine
         (9) months anniversary of the first NDA filing by or on behalf of GSK for the first Collaboration Product. Under no circumstances shall any Co-Commercialization activity be undertaken by Neurocrine without such license having already been agreed and executed by the Parties.

                                  ARTICLE SEVEN

                         FEES, ROYALTIES AND MILESTONES

7.1 LICENSE FEES. In consideration for the license rights granted hereunder, within thirty (30) days of the Effective Date, and subject to receipt by GSK of an appropriate invoice therefore, GSK will pay to Neurocrine [***] as a technology access fee. As additional consideration for the license rights granted hereunder, within thirty days of receipt by GSK of an appropriate invoice therefore, anniversary payments of [***] each will be paid by GSK to Neurocrine on the [***] anniversaries of the Effective Date. If the Parties have mutually agreed to extend the Research Program for a [***] pursuant to Section
         5.2 (a) then as further additional consideration for the license rights granted hereunder, within thirty (30) days of receipt by GSK of an appropriate invoice therefore, anniversary payments of [***] each will be paid by GSK to Neurocrine on the [***] of the Effective Date. If the Parties do not mutually agree to extend the CRF Research Program for a further [***] but, pursuant to Section 5.2 (a), the Parties continue into a [***] of the CRF Research Program (to allow for the orderly winding down and transition of activities carried out during the [***]), then, as further additional consideration for the license rights granted hereunder, within thirty (30) days of receipt by GSK of an appropriate invoice therefore, GSK will pay to Neurocrine [***] on the [***] of the Effective Date and an additional [***] upon completion of all such winding down and transitional activities.

7.2 ROYALTY RATES. GSK will pay to Neurocrine, incremental Royalties on a country by country and Collaboration Product by Collaboration Product basis, which Royalties shall be equal to:

         Annual Net Sales in the Territory of
          less than or equal to [***]                                      [***]

         Annual Net Sales in the Territory greater
         than [***] and less than or equal to [***]                        [***]

         Annual Net Sales in the Territory in excess of [***]              [***]

         For the avoidance of doubt, the thresholds  referred to in this Section
         7.2 are thresholds for, and determined on, [***]. GSK's royalty obligations under this Section 7.2 shall become effective in each country in the Territory at such time as GSK, its sublicensee or Affiliate has commenced selling Collaboration Product in such country. For the purposes of Royalty payments, [***] of a Collaboration Product will be considered to be the same Collaboration Product, regardless of the [***] for which such Collaboration Product may be used.

7.3 ROYALTY ADJUSTMENTS. Royalties on a Collaboration Product are subject to reductions and adjustments as a result of certain events specified in this Agreement including but not limited to those set forth below; provided, however, in no event will Royalties on a Collaboration Product in any country be reduced by more than [***] by reason of the adjustments set forth below.

         (a) ROYALTY ADJUSTMENT FOR GENERIC PRODUCTS. If, during a given calendar quarter, there is Generic Competition in a particular country then, for each such country in which there is Generic Competition, the Royalties payable to Neurocrine for the Net Sales of such Collaboration Product in such country during such calendar quarter will be reduced by [***] of the royalty rate(s) set forth in Section 7.2 above.

         (b) THIRD PARTY ROYALTIES. Other than the payment by [***] of any existing or future payments referred to and contemplated by
                  Section 7.4, the first [***] of royalties payable to Third Parties for Patent Rights required to make, use or sell Collaboration Products shall be borne by [***] and thereafter shall be shared equally by the Parties. For the avoidance of doubt, no license fee or milestone payments to Third Parties shall be creditable against royalties payable to Neurocrine under this Article Seven.

7.4 [***] ROYALTY. [***] will be responsible for all payments to the [***] and/or any [***] and/or licensee (or any successor entity or entities thereof,) under or in connection with the [***]. [***] will have all of the rights set forth in that agreement to be afforded to [***] of any technology licensed thereunder including, without limitation, in the event of a [***] the right under [***] (as defined in Section 2.3 above), directly with [***] which [***] would be on the [***]. In the event that [***], all payments made [***] shall in each case be [***] from any payments [***] or thereafter becomes [***] under this Agreement.

7.5 TERM OF ROYALTY. Royalties will be payable on a country by country and a Collaboration Product by Collaboration Product basis until the later of (i) the last to expire of the Patent Rights included within the Collaboration Technology, containing a Valid Claim which would be infringed by the sale of such Collaboration Product in such country or
         (ii) 10 (ten) years following the First Commercial Sale in such country. Upon the expiration of GSK's final remaining obligation to pay Royalties to Neurocrine hereunder with respect to a Collaboration Product in each such country, GSK shall have a fully paid, irrevocable, exclusive and unrestricted license under the Neurocrine Technology to make, have made, use, sell, and offer to sell and import such Collaboration Product in such country.

7.6      REPORTS AND PAYMENTS.

         (a) CUMULATIVE ROYALTIES. The obligation to pay Royalties under this Article Seven shall be imposed only once (i) with respect to any sale of the same unit of Collaboration Product and (ii) with respect to a single unit of Collaboration Product regardless of how many Valid Claims of Patent Rights included in the Collaboration Technology would, but for this Agreement, be infringed by the making, using or selling of such Collaboration Product.

         (b) STATEMENTS AND PAYMENTS. GSK shall deliver to Neurocrine within sixty (60) days after the end of each calendar quarter, a report certified by GSK as accurate to the best of its ability based on information then available to GSK, setting forth for such calendar quarter the following information on a Collaboration Product by Collaboration Product basis: (i) Net Sales of the Collaboration Product, (ii) the basis for any adjustments to the Royalty payable for the sale of the Collaboration Product and (iii) the Royalty due hereunder for the sale of the Collaboration Product. The total Royalty due for the sale of Collaboration Products during a calendar quarter shall be remitted at the time such report is made.

         (c) TAXES AND WITHHOLDING. All payments under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable law or regulations. If the paying Party is so required to deduct or withhold such Party will (i) promptly notify the other Party of such requirement, (ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the other Party, (iii) promptly forward to the other Party an official receipt (or certified copy) or other documentation reasonably acceptable to the other Party evidencing such payment to the authorities. In case the other Party can not take a full credit against its tax liability for the withholding tax deducted or withheld by the paying Party, then such other Party may propose a change to the then current arrangement with respect to the flow of moneys under this Agreement in order to reduce or eliminate the extra cost for any Party and the Parties, with no obligation as to outcome, shall discuss such proposal in good faith.

         (d) CURRENCY. All amounts payable and calculations hereunder shall be in United States dollars. As applicable, Net Sales shall be translated into United States dollars in accordance with GSK's customary and usual translation procedures, consistently applied. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the royalties shall continue to accrue but the obligation of GSK to pay royalties on sales in that country shall be delayed until such remittances are possible. Neurocrine shall have the right, upon giving written notice to SB, to receive payment in that country in local currency.

         (e) MAINTENANCE OF RECORDS; AUDIT. For a period of four (4) years, GSK shall maintain and shall cause its Affiliates and sublicensees to maintain complete and accurate books and records in connection with the sale of Collaboration Products hereunder, as necessary to allow the accurate calculation of Royalties due hereunder including any records required to calculate any Royalty adjustments hereunder. Once per calendar year Neurocrine shall have the right to engage an independent accounting firm reasonably acceptable to GSK, at Neurocrine's expense, which shall have the right to examine in confidence the relevant GSK records as may be reasonably necessary to determine and/or verify the amount of Royalty payments due hereunder. Such examination shall be conducted during GSK's normal business hours, after at least fifteen (15) days prior written notice to GSK and shall take place at the GSK facility
                  (ies) where such records are maintained. In the event there was an under-payment by GSK hereunder, GSK shall promptly but in no event later than thirty (30) days after GSK's receipt of the independent auditor's report) make payment to Neurocrine of any short-fall. In the event that there was an over-payment by GSK hereunder, Neurocrine shall promptly but in no event later than thirty (30) days after Neurocrine's receipt of the independent auditor's report so correctly concluding) refund to GSK the excess amount. In the event any payment by GSK shall prove to have been incorrect by more than five percent (5%) to Neurocrine's detriment, GSK will pay the reasonable fees and costs of Neurocrine's independent auditor for conducting such audit.

7.7 MILESTONES. In consideration for the license rights granted by Neurocrine to GSK hereunder, on the first occurrence of the development events set forth below, GSK shall make payments within thirty (30) days of the occurrence of the following milestones and subject to receipt by GSK, in each case, of an appropriate invoice therefore:

         MILESTONE EVENT                               MILESTONE

         Delivery to GSK of [***] CRF 1
         Receptor [***]                                 $ [***]

         Development of [***]                           $ [***]

         [***] Selection                                $ [***]

         [***] Selection                                $ [***]

         [***] Initiated                                $ [***]

         The Milestones for Delivery [***] and Development of [***] shall each be payable [***] upon the first achievement of the Milestone. The Milestone for [***] Selection shall be payable [***]. The Milestone for [***] Selection shall be payable [***]. The Milestone for [***]
         Initiated  shall  be  payable  [***].  For the  purposes  of the  above
         Milestones, the following defined terms shall have the meanings assigned:

         "[***] Selection" shall mean selection of a Compound for [***] as defined [***]. Approximately [***] Compounds should be at this stage at any given time.

         "[***] Selection" shall mean selection of a Compound for [***] as defined [***]. Approximately [***] Compounds should be at this stage at any given time.

         "Development [***]" shall mean the development of a [***], provided always, that such development meets the criteria set in the Research Plan and has taken place subject to, and in accordance with, the timelines set by the Steering Committee (failing which [***] shall be deemed for this purpose not to have taken place).

         "[***] Initiated" shall mean [***] but which shall specifically exclude in this context, for the avoidance of doubt, [***].

         In consideration for the license rights granted by Neurocrine to GSK hereunder, on a [***] basis, up to a maximum of [***], and on an [***] basis for up to [***], GSK will pay to Neurocrine the following milestone payments within thirty (30) days following achievement of the following events and Neurocrine shall in each case, provide GSK an appropriate invoice therefore:

         MILESTONE EVENT                       [***]    [***]    [***]


         [***] Phase [***]
                  Study in [***]              $[***]   $[***]   $[***]

         [***]Phase [***]
                  Study in [***]              $[***]   $[***]   $[***]

         [***] Phase [***]
                  Study in [***]              $[***]   $[***]   $[***]

         Filing of [***]                      $[***]   $[***]   $[***]

         Marketing Approval:  [***]           $[***]   $[***]   $[***]

         Marketing Approval:  [***]
                  [***]                       $[***]   $[***]   $[***]

         Marketing Approval: [***]            $[***]   $[***]   $[***]

         In the event development of a Collaboration Product is discontinued, only those Milestones that have not yet been paid at the time the Collaboration Product has been discontinued will be available for payment for future Collaboration Products achieving Milestone Events.

         For the purposes of the above Milestones, the following defined terms shall have the meanings assigned below. In addition, for the purposes of the above Milestones, a study may be both a Phase [***] and a Phase [***] study depending on the study design in which event both applicable Milestones (if previously unpaid) will be payable on a single study. Further, in the event a Phase [***] study shall be unnecessary (as in the situation where [***] and [***]), if the Milestone for [***] Phase [***] study has not been paid at the time of [***], it shall be deemed payable at that time.

         "Phase [***] Study" shall mean a study to [***].

         "Phase [***] Study" shall mean a study to [***].

         "Phase [***] Study" shall mean a [***] clinical study [***].

         "Marketing Approval" shall mean the grant by the relevant regulatory authority (ies), in the country specified, of the requisite Regulatory Approval(s) (including pricing and/or reimbursement approval(s)) to enable commercialization in such country of Collaboration Product.

         "Indication" shall mean an individual disease or clinical condition with respect to which [***] provided always that, notwithstanding the foregoing, [***] shall always be deemed, for the purpose of this Agreement and specifically this Article 7, to be [***] only and, further, in respect of such [***] the following shall apply:

         (i) achievement of a Marketing Approval for any [***] shall incur [***] of milestone payments (dependant on whether such [***]), for each Collaboration Product, up to [***];

         (ii) if after Marketing Approval of a Collaboration Product for any of [***] noted in Section A of Exhibit E, such Collaboration Product also receives Marketing Approval [***] for one or more [***] identified in Section B of Exhibit E [***], an additional [***] milestone payment will be paid by GSK to Neurocrine in respect of such [***] but up to maximum of [***] for each [***] up to a maximum of [***]. The foregoing shall be without prejudice to the general principle that all milestone payment obligations hereunder shall be restricted to a maximum of [***];

                                  ARTICLE EIGHT

                        CONFIDENTIALITY, PUBLICATION AND

                              PUBLIC ANNOUNCEMENTS

8.1 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for ten (10) years thereafter, each Party (the "Receiving Party"), receiving hereunder any information designated hereunder as Confidential Information of the other Party or information of the other Party marked "Confidential" (in either case, the "Disclosing Party"), shall keep such information confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement except, to the extent that it can be established:

         (a) by the Receiving Party that the Confidential Information was already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party and such Receiving Party has documentary evidence to that effect;

         (b) by the Receiving Party that the Confidential Information was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

         (c) by the Receiving Party that the Confidential Information became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a party in breach of this confidentiality obligation;

         (d) by the Receiving Party that the Confidential Information was disclosed to that Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

         (e) by the Receiving Party that the Confidential Information was independently discovered or developed by the Receiving Party without the use of the Confidential Information belonging to the other Party and the Receiving Party has documentary evidence to that effect

8.2      AUTHORIZED DISCLOSURE.

         (a) EACH PARTY. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:

                  (i)      file  or  prosecute  patent   applications   claiming
                           inventions    included   within   the   Collaboration
                           Technology,

                  (ii)     prosecute or defend litigation,

                  (iii) exercise rights hereunder provided such disclosure is covered by terms of confidentiality similar to those set forth herein, and

                  (iv)     comply   with   applicable   governmental   laws  and
                           regulations.

         In the event a Party shall deem it necessary to disclose pursuant to this Section 8.2 (a), Confidential Information belonging to the other Party, the Disclosing Party shall to the extent possible give reasonable advance notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

         (b) USE. GSK shall have the right to use Neurocrine Confidential Information in the conduct of the R&D Programs and in developing and commercializing Collaboration Products.
                  Neurocrine shall have the right to use GSK Confidential Information in the conduct of the R&D Programs.

8.3 SEC FILINGS. The Parties will consult with one another with a view to agreeing the terms of this Agreement that shall be redacted in any SEC filing(s) that may be required to be made.

8.4 PUBLICATIONS. During the term of the Research Programs, each Party will submit to the Steering Committee for review and approval all proposed academic, scientific and medical publications relating to the R&D Programs, Collaboration Products and/or Collaboration Technology for
         review in connection with preservation of exclusive Patent Rights and/or to determine whether Confidential Information should be modified or deleted. The Steering Committee shall have no less than thirty (30) days to review each proposed publication. The review period may be
         extended  for  an  additional   thirty  (30)  days  in  the  event  the
         nonpublishing Party can demonstrate to the Steering Committee a reasonable need for such extension including, but not limited to, the preparation and filing of patent applications. Such period may be further extended by the Steering Committee. GSK and Neurocrine will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to R&D Programs, Collaboration Products and/or Collaboration Technology. Notwithstanding the foregoing, the Parties shall endeavor as far as possible, for ease and convenience, to agree on a universal basis joint authorship in respect of such publications.

8.5      PUBLIC ANNOUNCEMENTS.

         (a) COORDINATION. The Parties agree on the importance of coordinating their public announcements respecting this Agreement and the subject matter thereof (other than academic, scientific or medical publications that are subject to the publication provision set forth above). Neurocrine and GSK will, from time to time, and at the request of the other Party discuss and agree on the general information content relating to this Agreement, the R&D Programs, Collaboration Products and/or Collaboration Technology which may be publicly disclosed.

         (b) ANNOUNCEMENTS. The Parties have agreed that all events arising out of the collaborative development of Collaboration Products, which in Neurocrine's judgment are material to Neurocrine, will be promptly disclosed. In addition, the
                  Parties have acknowledged that the progress of the Collaboration in general is material to Neurocrine and therefore have agreed to make regular public disclosures, whether by press release or publication, describing the status of the development of Collaboration Products. These releases may be Neurocrine releases or joint Neurocrine/ GSK releases at GSK's option. Neither Party will make any public announcement regarding this Agreement, the R&D Programs, Collaboration Products and/or Collaboration Technology (other than academic, scientific or medical publications which are subject to the publication provision set forth above) without making good faith efforts to provide the other Party the opportunity to review and comment prior to release unless the specific disclosure is required by law and time does not permit delay. Notwithstanding the foregoing, with regard to any public announcement relating to the fact of execution of this Agreement by the parties hereof, and the terms of such Agreement, neither Party shall make any such announcement without the prior consent of the other.

                                  ARTICLE NINE

                                 INDEMNIFICATION

9.1 INDEMNIFICATION BY GSK. GSK will indemnify, defend and hold harmless Neurocrine, its licensees, sublicensees and Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Neurocrine Indemnified Party") from and against any and all liability, loss, damage, expense (including reasonable attorneys' fees and expenses) and cost (collectively, a "Liability") which the Neurocrine Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of (i) any claims of any nature (other than claims by Third Parties relating to patent infringement) arising out of (y) the conduct of the R&D Programs or use of Collaboration Technology of by, on behalf of or under authority of, GSK (other than by a Neurocrine Indemnified Party) or (z) research, development and/or commercialization of Collaboration Products by, on behalf of or under authority of, GSK (other than by Neurocrine Indemnified Party) and/or
         (ii) any GSK representation or warranty set forth herein being untrue in any material respect when made, except in each case, to the extent caused by the negligence or willful misconduct of Neurocrine or any Neurocrine Indemnified Party. Notwithstanding the foregoing, GSK shall have no obligation to defend, indemnify or hold harmless any Neurocrine Indemnified Party from and against any Liability arising out of or resulting from the infringement of a Third Party Patent Right.

9.2 INDEMNIFICATION BY NEUROCRINE. Neurocrine will indemnify, defend and hold harmless GSK, its licensees, sublicensees and Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "GSK Indemnified Party") from and against and all Liability which the GSK Indemnified Party may be required to pay to one or more Third Parties arising out of (i) any claims of any nature (other than claims by Third Parties relating to patent infringement) arising out of
         (x) the conduct of the R&D Program or use of Collaboration Technology of by, on behalf of or under authority of, Neurocrine (other than by a GSK Indemnified Party) or (y) research, development and/or commercialization of Collaboration Products by, on behalf of or under authority of, Neurocrine (other than by a GSK Indemnified Party) and/or
         (ii) any Neurocrine representation or warranty set forth herein being untrue in any material respect when made, except in each case, to the extent caused by the negligence or willful misconduct of GSK or any GSK Indemnified Party. Notwithstanding the foregoing, Neurocrine shall have no obligation to defend, indemnify or hold harmless any GSK Indemnified Party from and against any Liability arising out of or resulting from the infringement of a Third Party Patent Right.

9.3 PROCEDURE. Each Party will notify the other in the event it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article Nine, such Party (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party") in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                                   ARTICLE TEN

                              TERM AND TERMINATION

10.1 TERM. Unless earlier terminated by mutual agreement of the Parties or pursuant to the provisions of this Article Ten, this Agreement will continue in full force and effect on a Collaboration Product by Collaboration Product basis until the final obligation to pay Royalties with respect to the sale of such Collaboration Product in the final country expires as provided in Section 7.5 hereof. For the avoidance of doubt, in the event of termination of the CRF Research Program by GSK other than by reason of expiration of one of the two terms set forth in
         Section 5.2(a) such early termination of the CRF Research Program shall also constitute an automatic termination of this Agreement in full.

10.2 GSK UNILATERAL RIGHT TO TERMINATE. GSK may terminate this Agreement at any time for any reason upon [***] prior written notice to Neurocrine. In addition, GSK may terminate this Agreement on a [***] basis, or [***] basis, by giving Neurocrine at least [***] written notice thereof at any time before [***] based on a reasonable determination by [***] using the same standards [***] would use in assessing whether or not to [***] does not justify [***]. After [***] Collaboration Product, GSK may terminate this Agreement on a [***] basis, or in its entirety, or on a [***] basis, by giving Neurocrine at least [***] prior written notice thereof based on a reasonable determination [***], using the same standards [***] would use in assessing whether or not to [***] justify continued [***].

10.3 CONSEQUENCES OF TERMINATION OF AGREEMENT IN ITS ENTIRETY In the event of termination in toto of this Agreement:

         (i) other than any license(s) granted to [***], all licenses [***] herein will [***]:

         (ii) [***] will [***] to [***] specifically referred to as [***] in respect of [***] of the Effective Date and the [***] for the [***] and not yet [***] under Section [***]. If the Parties have extended the initial term of the CRF Research Program by [***] pursuant to Section 5.2 (a), [***] to [***] specifically referred to [***] in respect of [***] and not yet [***] under Section [***];

         (iii) [***] will provide to [***] Collaboration Product [***] and [***] to [***] R&D Program research, pre-clinical and clinical [***] Collaboration Products [***] prior to the date of termination of this Agreement and [***] shall thereafter have [***];

         (iv) [***] will [***] all [***] relating Collaboration Products in the Territory;

         (v) [***] will [***] to [***] license under the [***] Technology to make, have made, use, import, market, offer for sale and sell products in the Field of Use for [***] Purposes [***];

         (vi) [***] will grant to [***] license under the [***] Patent Rights, to make, have made, use, import, market, offer for sale and sell products in the Field of Use for [***] Purposes [***], provided that, [***] shall [***] retain the right to [***] Technology other than the [***] Patent Rights for [***] use the [***] Patent Rights [***] Purposes; and

         (vi)     [***]  will  provide  to  [***]  any  other  [***]  reasonably
                  required   to   allow   [***]   research,    development   and
                  commercialization [***].

10.4 CONSEQUENCES OF TERMINATION OF THE AGREEMENT ON A COLLABORATION PRODUCT OR COUNTRY-BY-COUNTRY BASIS.

         (a) Neurocrine shall have the right in its sole discretion at its sole expense, for its own benefit or together with a Third Party, to develop and commercialize in the Territory any Collaboration Product which [***] pursuant to Section [***] provided that [***] or any of its sublicensees is not [***], or does not plan to [***] Product under this Agreement [***] in this context shall mean any other Collaboration Product [***] exhibits similar [***] and which is targeted [***] market approval [***] as such [***].

         (b) If GSK terminates [***] Neurocrine shall have the right in its sole discretion and at its sole expense, for its own benefit or together with a Third Party, to develop and/or commercialize such [***] but only in those [***] in which [***] has elected [***] develop and/or commercialize such [***] and provided that [***] or any of its sublicensees is not [***], or does not [***], researching, developing or commercializing of [***] under this Agreement [***] in this context shall have the same meaning as in Section [***].

         (c) Subject to the foregoing, and if Neurocrine exercises its rights under this Section 10.4 subject to and in accordance with such terms, [***] shall [***] to [***] license ([***] sublicense) in the Territory (or in the case of [***], in the relevant countries) under the [***] Technology to make, have made, use and sell [***] in the Field in so far as such relate to [***] Purposes [***]. [***] shall also [***] with all such [***] which [***], or its sublicensees reasonably have available [***], for example [***], and shall [***] as [***] reasonably requests, to enable [***] appropriate regulatory approvals [***] in such country and for any other lawful purpose related to development and commercialization of [***].

10.5 DEFAULT. Either Party may terminate this Agreement for material breach by the other Party, which breach remains uncured for thirty (30) days in the case of nonpayment of any amount due and sixty (60) days for all other breaches, each measured from the date written notice of such breach is given to the breaching Party, or, if such breach is not capable of remedy within such sixty (60) day period and the breaching Party uses diligent good faith efforts to cure such breach, ninety days
         (90) days after written notice to the breaching Party.

10.6 BANKRUPTCY. Each party may, in addition to any other remedies available to it by law or in equity, exercise the rights set forth below by written notice to the other Party (the "Insolvent Party"), in the event the Insolvent Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the Insolvent Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the Insolvent Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the Insolvent Party, and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged. All rights and licenses granted under or pursuant to this Agreement by Neurocrine and GSK are, and shall otherwise be deemed to be, for purposes of Section 365 (n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in the their possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon its written request therefore, unless the Party subject to such proceeding elects to continue to perform all of their obligations under this Agreement or
         (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the other Party.

         (a) NEUROCRINE. In the event Neurocrine shall be an Insolvent Party, GSK may terminate the Research Programs and/or keep this Agreement in full force and effect and retain all licenses granted by Neurocrine to GSK herein to make, have made, use, import, market, offer for sale and sell Collaboration Products in the Field of use in the Territory, subject to the payment to Neurocrine of the license fees, milestones and royalties set forth above.

         (b) GSK. In the event GSK shall be an Insolvent Party, Neurocrine may, to the extent permitted by applicable law, terminate this Agreement and the provision of Section 10.3. shall apply.

10.7 ACQUISITION OF NEUROCRINE. Upon the Acquisition of Neurocrine (a) such that Neurocrine [***] or (b) such that, [***], Neurocrine [***] under this Agreement or (c) by a Third Party who is [***] immediately preceding the calendar quarter in which the Acquisition of Neurocrine has taken place) , GSK shall have the right to [***]; Neurocrine's
         [***] but otherwise [***]. For the purposes of the foregoing, "Acquisition" shall mean the acquisition, directly or indirectly, by any Third Party of (i) securities authorized to [***] or more of the votes in any election of directors and/or (ii) the sale or other transfer of all or substantially all of its assets. Notwithstanding the foregoing, the sale or other transfer of substantially all of the assets of Neurocrine to another direct or indirect wholly-owned subsidiary of Neurocrine shall not constitute an Acquisition.

10.8 LIABILITIES. Termination of this Agreement shall not release either Party from any obligation or liability which shall have accrued at the time of termination, or preclude either Party from pursuing all rights at law and in equity with respect to any Default under this Agreement. Notwithstanding the foregoing, neither Party will be liable for punitive, exemplary or consequential damages incurred by the other Party arising out of any Default under this Agreement.

10.9 DISCLAIMER. WITH RESPECT TO ANY DATA, INFORMATION OR INTELLECTUAL PROPERTY THAT EITHER PARTY BECOMES OBLIGATED TO TRANSFER TO THE OTHER UNDER THIS ARTICLE TEN, THE TRANSFERING PARTY MAKES NO REPRESENTATIONS AND EXPRESSLY DISCLAIMS AND MAKES NO WARRANTIES OF ANY KIND, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT ANY SUCH INFORMATION, DATA OR INTELLECTUAL PROPERTY IS ACCURATE OR COMPLETE OR CAN BE USED BY THE RECEIVING PARTY WITHOUT INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

                                 ARTICLE ELEVEN

                              INTELLECTUAL PROPERTY

11.1 INVENTORSHIP AND INVENTION OWNERSHIP. The inventorship of an invention shall be determined in accordance with the patent laws of the U.S. The ownership of an invention shall be determined in accordance with the applicable patent laws of the country where the invention is conceived. Notwithstanding the foregoing, the Parties shall [***] Program Patent Rights and the Parties shall take all actions [***] necessary to [***] and shall, subject to the terms of this Agreement including, without limitation, [***], take all actions to provide [***] which is the subject of such Program Patent Rights including, without limitation [***] therein or to otherwise [***] such Program Patent Rights [***] without [***] and without [***]. The Parties recognize the importance of diligently determining the inventorship of a given invention and shall co-operate as necessary in providing each other with sufficient information to enable such a determination to be made, and shall make all reasonable efforts to reach agreement on such determination. In the event that the Parties cannot reach agreement as to such inventorship determination, the matter will be passed to outside counsel acceptable to both Parties to make a final and binding determination, the costs of such determination to be borne jointly by the Parties.

11.2     PATENT PROSECUTION

         (a) GSK PATENT RIGHTS. GSK shall [***], prepare, file, prosecute, and maintain in countries selected by GSK, Patent Rights relating to GSK Technology ("GSK Patent Rights").

         (b) NEUROCRINE PATENT RIGHTS. Neurocrine shall select outside counsel acceptable to both Parties to prepare, file, prosecute, and maintain in countries selected by GSK, Patent Rights relating to Neurocrine Technology ("Neurocrine Patent Rights"), [***] provided however that such expense [***].

         (c) STATUS UPDATE. GSK will update Appendix A twice each year or at Neurocrine's reasonable request during the term of the Agreement so as to reflect the most current status. of the GSK Patent Rights. Neurocrine will update Appendix B twice each year or at GSK's reasonable request during the term of the Agreement so as to reflect the most current status of the Neurocrine Patent Rights.

         (d) REVIEW AND CONSULTATION. Each Party shall keep the other Party informed of all significant steps to be taken in the preparation and prosecution of all patent applications within GSK Patent Rights and Neurocrine Patent Rights respectively, and shall furnish the other Party with copies of any such applications, amendments thereto and other related significant correspondence to and from patent offices to allow for review by and consultation with the other party reasonably in advance of any submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. Copies of all such applications filed prior to the Effective Date shall be provided to the other Party promptly after the Effective Date. Comments made by or on behalf of the other Party will be taken into account in the preparation and prosecution of such applications. Notwithstanding the foregoing neither Party will make or allow any alteration which would result in the reduction or loss of patent protection for Collaboration Compounds without the consent of the other Party, which shall not be unreasonably withheld.

         (e) ABANDONMENT. GSK will not abandon any GSK Patent Rights or permit any patent issuing therefrom to lapse without first notifying Neurocrine and permitting them to continue the prosecution of such patent applications and maintenance of any patents at their expense, provided however that [***]. Neurocrine will not abandon any Neurocrine Patent Rights or permit any patent issuing therefrom to lapse without first notifying GSK and permitting them to continue the prosecution of such patent applications and maintenance of any patents, provided however that [***].

         (f) ADDITIONAL COUNTRIES. In the event that [***] wish a patent application within Neurocrine Patent Rights to be filed, prosecuted or maintained in a particular country additional to those countries indicated by [***], then the costs of such filing, prosecution and maintenance in respect of that application in that country shall be borne [***], and [***]. [***] will also have the right to indicate that it no longer wishes to bear the costs for outside counsel to prepare, file, prosecute, and maintain any aspect of Neurocrine Patent Rights and shall give [***] sufficient notice and opportunity to bear such costs, in which event [***].

         (g) PROGRAM PATENT RIGHTS. GSK shall, during the term of the Agreement, [***], prepare, file, prosecute, and maintain in countries selected by GSK, Program Patent Rights.

         (h) CONSULTATION AND REVIEW. The Parties shall promptly inform each other of all inventions within the Program Technology, shall also share all relevant information regarding such inventions, and shall consult regarding the preparation of appropriate patent applications, including in respect of the scope and timing thereof. GSK shall keep Neurocrine informed of all subsequent significant steps to be taken in the prosecution of all patent applications within Program Patent Rights, and shall furnish Neurocrine with copies of any such applications, amendments thereto and other related significant correspondence to and from patent offices to allow for review by and consultation with Neurocrine reasonably in advance of any submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. Comments made by or on behalf of Neurocrine will be taken into account in the preparation and prosecution of such applications.

         (i) [***] EXPENSE. In the event [***] elects not to prepare or file a patent application in respect of inventions within the Program Technology or to maintain any applications or patents included in the Program Patent Rights, [***] shall give [***] sufficient notice and opportunity to do so at [***] expense, in which event [***].

         (j) FURTHER COUNTRIES. In the event that [***] wish a patent application within the Program Patent Rights to be filed, prosecuted or maintained in a particular country additional to those countries indicated by [***], then the costs of such filing, prosecution and maintenance in respect of that application in that country shall be borne entirely by Neurocrine, in which event [***].

         (k) STATUS REPORT. [***] will provide a report twice each year or at [***] reasonable request during the term of the Agreement so as to reflect the most current status of the Program Patent Rights.

         (l) DEVELOPMENT PATENT RIGHTS. The responsibility and costs for the preparation and filing of applications relating to Development Patent Rights, shall be borne [***], provided however that in the case of any such inventions and Patent Rights [***], the Parties shall have [***]. The responsibility and costs for filing, prosecuting and maintaining the [***] will be borne by [***] and [***] shall keep [***] informed of all significant steps to be taken in the prosecution of all patent applications relating thereto, and shall furnish [***] with copies of any such applications, amendments thereto and other related significant correspondence to and from patent offices to allow for review by and consultation with [***] reasonably in advance of any submission to a patent office which could materially affect the scope or validity of the patent coverage that may result and comments made by or on behalf of [***] will be taken into account in the preparation and prosecution of such applications.

11.3 EXTENSION OF PATENT RIGHTS. At the time of the [***] in respect of a Collaboration Product, and where the Collaboration Product or the approved use thereof is [***] shall appoint [***] or its designee as [***]agent for the sole purpose of submitting an application to extend the term of such patent, an application for a Supplementary Protection Certificate, or an equivalent thereof. [***] shall co-operate with [***] or its designee in connection with any such application.

11.4 DEFENSE OF PATENT RIGHTS. In respect of any proceeding initiated by a Third Party which challenges the validity of, enforceability of, or entitlement to the [***], and which proceeding does not also involve the enforcement of such Patent Rights as set out in Section [***] (including but not limited to pre-grant opposition, post-grant opposition, re-examination, interference, and revocation proceedings) the responsibilities, costs and obligations for consultation for the Parties apply in a similar manner to those as set out in Section [***] in respect of [***].

11.5     ENFORCEMENT OF PATENT RIGHTS.

         (a) NOTIFICATION. Each Party shall promptly notify each other of any infringement of the Patent Rights relating to [***] or relating to [***] which may come to its attention.

         (b) [***] TECHNOLOGY. Except as set forth below, [***] shall have the first right, but not the obligation, in its own name, to enforce Patent Rights relating to [***] Technology, against any Third Party suspected of infringing a claim of such a Patent Right in the Territory. In the event [***] shall not elect to enforce any Patent Right in the Territory, [***]. The Party [***] (the "Enforcing Party") shall have exclusive control over the conduct of any such proceedings, including the right to settle or compromise such proceedings consistent with [***], provided, however, that the Enforcing Party may not settle or compromise any such action in a manner which diminishes the Patent Rights relating to any [***] Technology [***], Neurocrine [***] Program [***] the [***] or which would impose any financial obligation on the other Party without such other Party's consent. The expenses of any proceeding the Enforcing Party initiates, including legal fees and costs, shall be borne by the Enforcing Party, provided however, that the other Party (the "Non-enforcing Party") may elect to [***]. The Non-enforcing Party will co-operate fully with the Enforcing Party in such action upon request by the Enforcing Party. In the event the Non-enforcing Party [***], any award or recovery paid to the Enforcing Party by a Third Party as a result of such patent infringement proceedings (whether by way of settlement or otherwise) shall first be applied toward [***], and from the remainder, if any, [***] in the event [***] shall be the Enforcing Party shall [***] (or [***] shall retain in the event [***] shall be the Enforcing Party) an amount equal to the [***]. Any excess shall be for the Enforcing Party. In the event the Non-enforcing Party has [***], such award or recovery paid to the Enforcing Party shall first be applied toward [***], and the remainder, if any, shall be [***].

         (c) [***]. [***] shall have the sole right but not the obligation, in its own name and at its own expense, to enforce Patent Rights relating to the [***] against any Third Party suspected of infringing a claim of such a Patent Right.

11.6     INFRINGEMENT  DEFENSE.   [***]  shall  have  the  right,  but  not  the
         obligation, to defend and control any suit against any of [***] Affiliates or sublicensees, alleging infringement of any patent or other intellectual property right of a Third Party [***]. [***] shall be responsible for the costs and expenses, including legal fees and costs, associated with any suit or action. [***] will consult with one another and co-operate in the defense of any such action. If [***] finds it necessary or desirable to join [***] as a party to any such action, [***] will execute all papers and perform such acts as shall be reasonably required, at [***] expense. In the event the patent claim of any Third Party is held in a final and unappealable order of a court to be valid and infringed, or if [***] enters into a settlement of such proceedings, [***] shall pay the full amount of any damages and/or settlement amounts due to such Third Party.

11.7 HOLD HARMLESS. The Parties hereby agree to hold each other harmless in respect of their good faith activities hereunder to file, prosecute, maintain, enforce and defend Patent Rights under this Article 11.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

12.1 DISPUTES. Other than matters for decision by the Project Teams, for which Section 5.4 shall apply, and/or the Steering Committee, for which
         Section 4.4 shall apply, if the Parties are unable to resolve a dispute among them informally, GSK and Neurocrine, by written notice to the other, may have such dispute referred to their respective executive officers designated for attempted resolution by good faith negotiations:

         FOR GSK:          [***]

         FOR NEUROCRINE:   [***]

         Any such dispute shall be submitted to the above-designated executive officers no later than thirty (30) days following such request by either GSK or Neurocrine. In the event the designated executive officers are not able to resolve any such dispute within sixty (60) days after submission of the dispute to such executive officers, GSK or Neurocrine, as the case may be, may pursue whatever measures are legally available to them to resolve such dispute. All negotiations pursuant to this Section 12.1 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

12.2 ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assignable by either Party without the prior written consent of the other Party, except for assignment by operation of law in connection with a merger of a Party with or into another Person, subject at all times to Section 10.4. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section12.2 shall be void.

12.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement. In respect of the reporting of adverse events to regulatory authorities in the Territory relating to Collaboration Products, the Parties agree that such shall be performed in accordance with appropriate pharmacovigilance terms which the Parties shall endeavor to draft and agree in good faith, and append to this Agreement, at the appropriate time after mutual execution by the Parties hereof.

12.4 FORCE MAJEURE. No Party shall be liable to the other Party for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected Party commences and continues to use its Commercially Reasonable Efforts to cure such cause.

12.5     CORRESPONDENCE AND NOTICES.

         (a) ORDINARY NOTICES. Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile transmission (receipt verified), or by airmail to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

         (b) EXTRAORDINARY NOTICES. Extraordinary notices and other communications hereunder (including, without limitation, any notice of force majeure, breach, termination, change of address, exercise of rights to negotiate additional agreements, etc.) shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by nationally recognized express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

         All correspondence to GSK shall be addressed as follows:

         Glaxo Group Limited
         Glaxo Wellcome House
         Berkeley Avenue, Greenford,
         Middlesex
         England

         UK
         UB6 0NN

         Attention: General Counsel

         with copies to:

         GlaxoSmithKline plc
         New Horizons Court
         Brentford
         Middlesex
         England

         UK
         TW8 9EP

         Attention: Corporate Law

         SmithKline Beecham Corporation.
         c/o GlaxoSmithKline Corporation
         One Franklin Plaza
         Philadelphia

         PA 19101
         U.S.A

         Attention: Senior Vice President, WorldWide Business Development

         All correspondence to Neurocrine shall be addressed as follows:

         Neurocrine Biosciences, Inc.
         10555 Science Center Drive

         San Diego

         California

         U.S.A.
         92121

         Attention: Vice President, Business Development
         Cc: General Counsel and Secretary

12.6 AMENDMENT. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

12.7 WAIVER. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

12.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

12.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

12.10 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the [***] (without regard to conflict of law principles) and the Parties hereby submit to the [***].

12.11 SEVERABILITY. In the event that any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law unless doing so would have the effect of materially altering the right and obligations of the Parties in which event this Agreement shall terminate and all the rights and obligations granted to the Parties hereunder shall cease and be of no further force and effect.

12.12 ENTIRE AGREEMENT OF THE PARTIES. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements including, without limitation, the Prior Agreement, whether oral or written, among the Parties respecting the subject matter hereof and thereof.

12.13 INDEPENDENT CONTRACTORS. The relationship between GSK and Neurocrine created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

12.14 NO TRADEMARK RIGHTS. Expect as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name "Neurocrine Biosciences" "GSK," or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

12.15 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Unless explicitly provided otherwise in this Agreement, termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit to any Party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination or expiration of the Agreement, including, without limitation, those obligations set forth in Section 2.2, 3.7, Article 8, Article 9, Article 10 and Article 12 hereof.

12.16 EXPORT. Notwithstanding anything to the contrary set forth herein, all obligations of Neurocrine and GSK are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable and to obtaining all necessary approvals required by applicable agencies of the governments of the United States and foreign jurisdictions. Neurocrine and GSK will co-operate with one another and provide assistance to one another as reasonably necessary to obtain any required approvals.

         IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

NEUROCRINE BIOSCIENCES INC.

By:     /s/ Gary A. Lyons
Title: Chief Executive Officer & President

GLAXO GROUP LIMITED

By: /s/ Jean Pierre Garnier
Title: Director

                                    EXHIBITS

                                      [***]